UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019
GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court Carlsbad, California	92008
(Address of principal executive officers)	(Zip Code)

760-448-4300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GNMK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On December 16, 2019 (the “Effective Date”), GenMark Diagnostics, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to its Loan and Security Agreement (as amended, the “Agreement”) with Solar Capital, Ltd. and the financial institutions that are or become parties to the Agreement as lenders (collectively, the “Lenders”). Pursuant to the Agreement, the Lenders agreed to provide the Company with up to $65,000,000 in a series of term loans, as further described below. Under the terms of the Agreement, the Company may, subject to certain conditions, borrow from the Lenders:

•	$50,000,000, which the Company borrowed on February 1, 2019; and

•
an additional $15,000,000 (the “Tranche 2 Loan”) funded at the Company’s option, but no later than December 20, 2019, the availability of which is subject to the Company achieving a designated threshold amount of product revenues for the period beginning on June 1, 2019 and ending on November 30, 2019 (the “Tranche 2 Loan Funding Condition”).

Pursuant to the Second Amendment, the Lenders agreed to increase the amount the Company could borrow from the Lenders under the Agreement pursuant to the Tranche 2 Loan from $15,000,000 to $20,000,000; provided that the Company achieved the Tranche 2 Loan Funding Condition. In connection with entering into the Second Amendment, the Company notified the Lenders that the Company had satisfied the Tranche 2 Loan Funding Condition and requested to borrow an additional $20,000,000 from the Lenders under the Agreement. On the Effective Date, the Company received the net proceeds of the Tranche 2 Loan pursuant to the terms of the Agreement.
The foregoing description of the terms of the Second Amendment is qualified in its entirety by reference to the text of such document, a copy of which will be filed in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), with portions omitted and filed separately with the SEC pursuant to a request for confidential treatment.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of the Current Report on Form 8-K filed by the Company with the SEC on February 6, 2019, as well as the information set forth in Part II, Item 5 of the Quarterly Report on Form 10-Q filed by the Company with the SEC on November 6, 2019, is incorporated herein by reference.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date:	December 18, 2019	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary